CONTACTS:
Cathy Jessup, CFO
The Topps Company, Inc.
212.376.0466

or

Betsy Brod/Lynn Morgen
MBS Value Partners, LLC
212.750.5800

FOR IMMEDIATE RELEASE

            THE TOPPS COMPANY, INC. ELECTS ALLAN FEDER LEAD DIRECTOR

New York, NY, October 18, 2006 - The Topps Company, Inc. (NASDAQ:TOPP) announced today that the Board of Directors unanimously appointed Allan Feder, a member of the Topps Board of Directors since 1992, to serve as the Board's lead director.

"Allan has been an active member of the Board for many years and has played an important role in helping to define the direction of the organization. We look forward to his continued contributions," stated Arthur T. Shorin, Chairman and CEO of Topps.

Founded in 1938, Topps is a leading creator and marketer of distinctive confectionery and entertainment products. The Company's confectionery brands include "Ring Pop," "Push Pop," "Baby Bottle Pop" and "Juicy Drop Pop" lollipops as well as "Bazooka" bubble gum. Topps entertainment products include trading cards, sticker album collections, and collectible games. For additional information, visit www.topps.com.

This release contains forward-looking statements pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Although the Company believes the expectations contained in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. This information may involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, factors detailed in the Company's Securities and Exchange Commission filings.